UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2020

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

225 Liberty Street

New York, New York 10281

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on December 2, 2019, Chinos Holdings, Inc. (“Parent”), the ultimate parent of J.Crew Group, Inc. (the “Company”), and certain of Parent’s subsidiaries (collectively, the “J.Crew Parties”) entered into an agreement (the “Original Transaction Support Agreement”) relating to a series of transactions (together, the “Transactions”) with (i) certain holders (such holders, the “Ad Hoc Creditors”) of over a majority of term loans under that certain Amended and Restated Credit Agreement, dated March 5, 2014, among certain J.Crew Parties, the lenders party thereto, and Wilmington Savings Fund Society, FSB as successor administrative agent and (ii) TPG Chinos, L.P., TPG Chinos Co-Invest, L.P., Green Equity Investors V, L.P., Green Equity Investors Side V, L.P. and LGP Chino Coinvest LLC (collectively, the “Sponsors”), which was amended and restated on December 8, 2019 (the Original Transaction Support Agreement as so amended, the “Transaction Support Agreement”). On March 2, 2020, the Company announced that it had entered into an amendment to the Transaction Support Agreement (the “Amendment”) with the Ad Hoc Creditors and the Sponsors. The Amendment eliminates the requirement that the Company commence the proposed initial public offering of the Madewell business (the “Madewell IPO”) on or before March 2, 2020 and extends the outside date by which the Transactions must be completed from March 18, 2020 to April 30, 2020.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Forward-Looking Statements

Certain statements herein and in the exhibits attached hereto, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect current expectations or beliefs concerning future events, and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including risks relating to the Transactions (including the announced Madewell IPO), including risks that a new or amended transaction support agreement is entered into, the Transactions may not be consummated on the terms set forth in the existing, amended or new transaction support agreement or at all, or, if the Transactions are consummated, risks that the anticipated benefits of the Transactions may not be achieved, the Company’s substantial indebtedness, its substantial lease obligations, its ability to anticipate and timely respond to changes in trends and consumer preferences, the strength of the global economy, competitive market conditions, its ability to attract and retain key personnel, its ability to successfully develop, launch and grow its newer concepts and execute on strategic initiatives, product offerings, sales channels and businesses, its ability to implement its growth strategy, material disruption to its information systems, compromises to its data security, its ability to maintain the value of its brands and protect its trademarks, its ability to implement its real estate strategy, changes in demographic patterns, adverse or unseasonable weather or other interruptions in its foreign sourcing, customer call, order fulfillment or distribution operations, increases in the demand for or prices of raw materials used to manufacture its products, trade restrictions or disruptions, the impact of potential global health emergencies such as COVID-19 (coronavirus), including potential negative impacts on the global economy, product demand, foreign sourcing and operations generally, if the Transactions are not consummated, the Company’s continued exploration of strategic alternatives to maximize the value of the Company and the risk that such exploration may not lead to a successful transaction and other factors which are set forth in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K and in all filings with the SEC made subsequent to the filing of the Form 10-K. Because of the factors described above and the inherent uncertainty of predicting future events, the Company cautions you against relying on forward-looking statements. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

Exhibit No.	Description

10.1	First Amendment to the Amended and Restated Transaction Support Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: March 2, 2020	By:	/s/ VINCENT ZANNA
Vincent Zanna
Chief Financial Officer and Treasurer

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